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                                                                      EXHIBIT 99

                                  NEWS RELEASE

                                     CONTACT: Juris Pagrabs
                                              Vice President, Investor Relations
                                              Venator Group, Inc.
                                              (212) 553-7017

               VENATOR GROUP REPORTS FOURTH QUARTER EARNINGS FROM
                    CONTINUING OPERATIONS OF $0.21 PER SHARE

        - COMPANY OBTAINS BANK COMMITMENTS FOR AMENDED CREDIT FACILITY -

NEW YORK, New York, March 10, 1999 - Venator Group, Inc. (NYSE: Z), the largest athletic footwear and apparel retailer in the world, today reported income from continuing operations of $29 million, or $0.21 per share, for the 13-weeks ended January 30, 1999, which includes a $44 million, or $0.32 per share, after-tax gain from the sale of its corporate headquarters building. This compares to restated income from continuing operations of $106 million, or $0.78 per share, for the 14-week period a year ago. For the 52-week period, income from continuing operations was $3 million, or $0.02 per share, compared to income of $213 million, or $1.57 per share, for the restated 53-week period a year ago. The reported results from continuing operations, including the building gain, are within the range of current analysts' expectations, which is $0.20 to $0.25 per share. Results of both the Company's International (Canada and German) General Merchandise business and its Specialty Footwear operations have been excluded from continuing operations for all periods reported.

Net income for the quarter was $37 million, or $0.27 per share, and includes $8 million, or $0.06 per share, for discontinued operations that comprise revisions to estimates given favorable results to date in liquidating inventories and the disposition of certain domestic general merchandise properties. This compares to restated net income of $115 million, or $0.85 per share, for the 14-week period a year ago. Net loss for the 52-week period was $136 million, or $1.00 per share, and includes an after-tax charge of $139 million, or $1.02 per share, for discontinued operations relating primarily to the closing of the Company's Specialty Footwear operations and the sale of its German General Merchandise business. This compares to a net loss last year, a 53-week period, of $10 million, or $0.07 per share, which includes an after-tax charge of $223 million, or $1.64 per share, for discontinued operations relating primarily to its domestic General Merchandise business.

Sales for the 13-week quarter declined 5.8% to $1,332 million from $1,414 million in the 14-week period a year-earlier, reflecting increased sales from 308 net new stores offset by a comparable-store sales decline of 4.6% during the period. Sales for the 52 weeks declined 1.2% to $4,555 million from $4,612 million in the 53-week period a year earlier, reflecting sales from 308 net new stores offset by a comparable-store sales decline of 5.5% for the period. Adjusting for the effect of foreign currency fluctuations and sales from disposed operations, sales decreased 3.7% for the quarter and increased 0.2% for the 52 weeks as compared to the prior year.

"We are disappointed in the Company's 1998 financial results, which were impacted by difficult industry trends as well as internal issues, such as delayed new store openings," stated Roger Farah, Venator Group's chairman and chief executive officer. "As we move into 1999, we plan to more narrowly focus our management attention on the core athletic business, which recently has shown encouraging sales


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trends, particularly in the running and trail categories. Additionally, our non-athletic specialty stores, such as Afterthoughts and San Francisco Music Box, continue to show significant improvement compared to a year ago, reflecting the continued progress of our corporate-wide rebuilding initiatives."

Gross margin for the quarter, as a percentage of sales, declined to 24.2% from 32.1% in the year-earlier period primarily reflecting, as previously announced, aggressive inventory markdown activity to position inventories properly for the upcoming year in order to enhance the Company's competitiveness. Merchandise inventories per square foot at year end are in line with previously announced expectations, reflecting approximately a 10% decrease compared to the same period a year ago.

Selling, general and administrative expenses for the quarter increased $75 million to $339 million from $264 million in the year-earlier period, primarily reflecting a $28 million charge for the impairment of long-lived assets and increased costs associated with having 308 net additional stores year-over-year as a result of the Company's aggressive new store opening program.

The tax benefit for the quarter and full year compared to the prior year expense primarily reflects the impact of utilizing available foreign tax credits as a result of the sale of various businesses and assets, offset by the impact of non-deductible items.

During 1998, the Company discontinued its Specialty Footwear operations, including 467 Kinney Shoe stores and 103 Footquarters stores, and sold its 357 store German General Merchandise operations. The Company is in the process of converting approximately 90 of these former specialty footwear locations to other athletic formats, such as Foot Locker, Lady Foot Locker, Kids Foot Locker and Foot Locker outlet stores.

Additionally, during 1998 the Company sold the Garden Centers, a chain of nursery stores, and disposed of Randy River apparel stores in the United States. Since 1994, the Company has sold or disposed of 27 formats, or 3,229 stores, and has closed an additional 923 stores relating to its on-going retail formats.

With respect to the amendment of the Company's current revolving credit agreement, the Company said the process with the Company's lender banks is proceeding according to the original schedule. On March 9, 1999, the Company obtained written commitments for an amended $400 million revolving credit facility from the Bank Group, and expects to have this revolving credit facility finalized by March 19, the date on which certain covenant waivers expire on the existing facility.

"Despite a very challenging year, with the sale of our German General Merchandise business, we completed the last major component of our repositioning strategy that began in 1995, designed to strategically focus the Company on its most productive specialty retailing operations," continued Mr. Farah. "The Company ended the year in sound financial condition with $2.9 billion in assets, short-term debt, net of cash, of $57 million, and $1.0 billion in shareholders' equity. Our financial position coupled with the amended credit facility provides Venator Group with a solid base for profitable growth for its core athletic business and enhanced financial flexibility."

During the past three years, the Company has invested approximately $1 billion in capital expenditures ($550 million in 1998), to support its domestic and international new store and remodeling program, which represents over 2,300 stores in seven different formats. Capital expenditures for 1999 are expected to total $175 million and include approximately $100 million for 350 new and remodeled stores and $75 million for information systems, infrastructure and logistics. During 1998, the Company opened 651 stores, completed 459 remodels or relocations and closed 343 stores. On a continuing operating basis, Venator Group ended 1998 with 6,002 stores compared to 5,694 stores at the end of 1997.


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Venator Group is a diversified global retailer that operates retail stores in 14 countries in North America, Europe, Australia and Asia. Through its athletic group of specialty retail stores, including Foot Locker, Lady Foot Locker, Kids Foot Locker, Champs Sports and Colorado, as well as its direct marketer Eastbay, the Company is the leading provider of athletic footwear and apparel. Venator Group's Internet web sites include www.eastbay.com, www.footlocker.com, www.ladyfootlocker.com, www.kidsfootlocker.com, and www.champssports.com. Other specialty retail chains include the Northern Group of apparel stores, Afterthoughts jewelry stores and San Francisco Music Box.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT REFLECT MANAGEMENT'S CURRENT VIEWS OF FUTURE EVENTS AND FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANY ASSUMPTIONS AND FACTORS INCLUDING THE EFFECTS OF CURRENCY FLUCTUATIONS, CONSUMER PREFERENCES AND ECONOMIC CONDITIONS WORLDWIDE. ANY CHANGES IN SUCH ASSUMPTIONS OR FACTORS COULD PRODUCE SIGNIFICANTLY DIFFERENT RESULTS.

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                               VENATOR GROUP, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In millions, except per share amounts)

                                                         13/14 Weeks Ended             52/53 Weeks Ended
                                                       ----------------------        ----------------------
(unaudited)                                           January 30,   January 31,     January 30,    January 31,
                                                        1999           1998           1999            1998
                                                       -------        -------        -------        -------
Sales                                                  $ 1,332        $ 1,414        $ 4,555        $ 4,612
Costs and expenses:
Cost of sales                                            1,009            960          3,333          3,127
Selling, general
  and administrative expenses                              339            264          1,166          1,008
Depreciation and amortization                               44             32            152            122
Interest expense, net                                        9             10             44             35
Other income                                               (82)           (13)          (101)           (13)
                                                       -------        -------        -------        -------
                                                         1,319          1,253          4,594          4,279
                                                       -------        -------        -------        -------
Income (loss) from continuing
  operations before income taxes                            13            161            (39)           333
Income tax expense (benefit)                               (16)            55            (42)           120
                                                       -------        -------        -------        -------
Income from continuing operations                           29            106              3            213
Income (loss) from discontinued operations,
  net of tax expense (benefit) of $0, $13, ($14)
  and ($13), respectively                                   --              9            (26)           (28)
Income (loss) on disposal of discontinued
  operations, net of tax expense (benefit) of
  $5, $0, $57 and ($115), respectively                       8             --           (113)          (195)
                                                       -------        -------        -------        -------
Net income (loss)                                      $    37        $   115        $  (136)       $   (10)
                                                       =======        =======        =======        =======
Diluted Earnings Per Share:
Income from continuing operations                      $  0.21        $  0.78        $  0.02        $  1.57
Income (loss) from discontinued
   operations                                             0.06           0.07          (1.02)         (1.64)
                                                       -------        -------        -------        -------
Net income (loss)                                      $  0.27        $  0.85        $ (1.00)       $ (0.07)
                                                       =======        =======        =======        =======
Weighted-average common shares
   outstanding assuming dilution                         135.6          135.8          135.9          135.8


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                               VENATOR GROUP, INC.

                            SUPPLEMENTAL INFORMATION
                                  (In millions)

                                     13/14 Weeks Ended              52/53 Weeks Ended
                                   ----------------------        ----------------------
(unaudited)                        January 30,    January 31,   January 30,    January 31,
                                     1999           1998           1999           1998
                                   -------        -------        -------        -------
SALES BY SEGMENT
  Athletic Group                   $ 1,023        $ 1,061        $ 3,753        $ 3,746
  Northern Group                       159            185            415            455
  All Other                            150            151            383            380
                                   -------        -------        -------        -------
                                     1,332          1,397          4,551          4,581
                                   -------        -------        -------        -------
Disposed operations                     --             17              4             31
                                   -------        -------        -------        -------
                                   $ 1,332        $ 1,414        $ 4,555        $ 4,612
                                   =======        =======        =======        =======
OPERATING RESULTS BY SEGMENT
  Athletic Group                       (54)           114             12            376
  Northern Group                        --             32            (26)            40
  All Other                             24             26             10              3
                                   -------        -------        -------        -------
                                       (30)           172             (4)           419
Disposed operations                     --              1             17             (1)
                                   -------        -------        -------        -------
                                   $   (30)       $   173        $    13        $   418
                                   =======        =======        =======        =======


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                               VENATOR GROUP, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In millions)

(unaudited)                                           January 30, 1999  January 31, 1998
                                                      ----------------  ----------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                  $  193         $   81
Merchandise inventories                                       837            754
Net assets of discontinued operations                          97            604
Other current assets                                          148            135
                                                           ------         ------
                                                            1,275          1,574
Property and equipment, net                                   974            625
Deferred taxes                                                358            336
Other assets                                                  269            263
                                                           ------         ------
                                                           $2,876         $2,798
                                                           ======         ======
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term debt                                            $  250         $   --
Accounts payable and accrued liabilities                      541            518
Current portion of reserve for
  discontinued operations                                     167             72
Current portion of long-term debt and
  obligations under capital leases                              6             19
                                                           ------         ------
                                                              964            609
Long-term debt and
  obligations under capital leases                            511            508
Other liabilities                                             363            410
SHAREHOLDERS' EQUITY                                        1,038          1,271
                                                           ------         ------
                                                           $2,876         $2,798
                                                           ======         ======


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